Exhibit 14(b)

Report of Independent Registered Public Accounting Firm on Supplemental Information

To the Shareholders and the Board of Directors of Franklin BSP Capital Corporation

We have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), the consolidated statements of assets and liabilities of Franklin BSP Capital Corporation (the “Company”), including the consolidated schedules of investments, as of December 31, 2023 and 2022, the related consolidated statements of operations, changes in net assets, and cash flows for each of the three years in the period ended December 31, 2023, the financial highlights for each of the two years in the period ended December 31, 2023 and for the period from January 7, 2021 (the commencement of the Company’s investing operations) to December 31, 2021 and the related notes (collectively referred to as the “consolidated financial statements”), incorporated by reference in this Pre-effective Registration Statement (Form N-14 No. 333-284271) (the “Registration Statement”), and have issued an unqualified opinion thereon dated March 15, 2024. The accompanying information on pages 45-46 of the Registration Statement under the caption Senior Securities for each of the three years in the period ended December 31, 2023 has been subjected to audit procedures performed in conjunction with our audits of the Company’s financial statements. Such information is the responsibility of the Company’s management.

Our audit procedures included determining whether the information included in the Senior Securities Table reconciles to the financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information. In forming our opinion on the information, we evaluated whether such information, including its form and content, is presented in conformity with the instructions to Form N-14. In our opinion, the information is fairly stated, in all material respects, in relation to the consolidated financial statements as a whole.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2020.

New York, NY

February 20, 2025